Exhibit 10.16

Loan Agreement

Ref: No.76012010281193

Borrower (full name): Henan Kaifeng Desheng Boiler Co., Ltd,

Lender (full name): Shanghai Pudong Development Bank, Zhengzhou Branch,

The Borrower applied for the working capital loan according to cash flow needs, the Lender agreed to issue the loan according to the articles and conditions mentioned below in the Agreement after investigation. In accordance with the relevant laws, regulations and rules in the People’s Republic of China (‘PRC’), the Borrower and Lender hereby set forth their rights and obligations to one another under this Loan Agreement and agree to be legal bound as follows:

The Agreement is a separate agreement signed by the Borrower and the Lender.

Article I: Commercial provisions

1.	Type of the Loan: short-term working capital loan.

2.	Currency and amount of Loan: Renminbi Twenty Million Yuan.

3.	Purpose of the Loan: purchase of raw material.

4.

Term of the Loan: One Year (or Twelve Months) after the first withdrawal date. The withdrawal date and repayment date are due to the Loan Receipt. The final repayment date shall not exceed the term of the Loan of the Agreement. Loan Receipt is an integral part of the Agreement, enjoys the same legal effect as this Agreement.

5.	Interest Rate of Loan

	5.1.	The interest rate is 10% above the benchmark interest rate published by the People’s Bank of China; and the annual interest rate is 5.841%.

	5.2.	The Interest Settlement

The interest under this Agreement shall be calculated on a monthly basis, the interest settlement date is the 20th day of each month. The Borrower shall pay the interest on each interest settlement date. If the last repayment date of the principal is not the same date as the interest settlement date.

5.3.

Shall the benchmark interest rate is adjusted by the People’s Bank of China before the first withdrawal date, the Lender shall determine the new interest rate according to the adjusted benchmark interest rate and the abovementioned calculating method as of the corresponding. The interest rate shall be adjusted on a one-month cycle after the first withdrawal date, at the 21th day of each month.

6.	Penalty interest rates

6.1.

Where the Borrower fails to timely repay the principal hereunder, the Lender is entitled to calculated and collect default interest against the due principal based on a rate 30% above the interest rate set above from the expiry date till the date on which the principal and interest are paid off.

6.2.

Shall the Borrower fails to use the Loan according to the purpose as stated in the Agreement, the Lender shall have rights to collect default interest against the misappropriated principal based on days of the misappropriation at a rate of 100% above the rate stipulated in this Agreement until the principal and interest are paid off.

7.	The withdrawal term under the Agreement: from 20 July 2010 to 19 July 2011

8.	The withdrawal plan under the Agreement are as follows:

The withdrawal date: 20 July 2010, the withdrawal amount: Renminbi twenty million Yuan.

9.	The repayment plan under the Agreement are as follows:

The repayment date: 19 July 2011, the repayment amount: Renminbi twenty million Yuan.

10.	Account opening:

	10.1.	The Borrower opens basic deposit account with the Lender as follows: Bank: SPD Bank, Zhengzhou branch, User name: Henan Kaifeng Desheng Boiler Co., Ltd, Account No.:76010154500002060,

	10.2.	The Borrower opens capital returns account with the Lender as follows: Bank: SPD Bank, Zhengzhou branch, User name: Henan Kaifeng Desheng Boiler Co., Ltd, Account No.:76010154500002060,

10.3.

The other accounts which the Borrower opens with the Lender as agreement of the two parties as follows: Bank: SPD Bank, Bai subbranch, User name: Henan Kaifeng Desheng Boiler Co., Ltd, Account No.:76140154500000593.

11.	Trustee Payment: In case of the single payment of the Loan capital with the amount over Renminbi five million Yuan, the Lender shall be the trustee of the payment.

12.	Security of the Agreement: The Loan Agreement is secured by Henan Kaifeng Desheng Boiler Co., Ltd, the corresponding contract No. is 2D7601200828152601.

13.	Breach of the Agreement: the penalty amounts to 10% of the loan of the Agreement.

14.	This Agreement is prepared in duplicate with each party (the Lender, the Borrower, and the Guarantor) holding one copy of which.

Part II General Provisions

Article I: The Loan

1.

The Borrower shall irrevocably agree and acknowledge as follows: the Borrower shall get the Lender’s agreement before the withdrawal of the Loan; the Lender could make regular or irregular investigation before agreement; the Lender has the right to require the Borrower to pay off all loans immediately. The Lender also has the right to terminate or suspend all or part of the loan immediately, and cancel any further use of the loan, without any prior notice to the borrower.

2.

The Borrower shall use the Loan according to its purpose hereunder, shall not occupy or misappropriate the Loan for fixed assets investment, equity investment or any other investment. The Borrower shall not use the Loan for any production or operation which are forbidden by the laws or do not meeting the regular usage of working capitals.

Article II: Interest Rate and its calculation of the Loan

1.

The interest under this Agreement shall be calculated on the occupation date and the actual withdrawal amount. The Borrower shall pay the interest on each interest settlement date. The occupation date includes the first day and does not include the last day of the term of the Loan. (Daily interest rate=Monthly interest rate/30, Monthly interest rate=Annual interest rate/12).

2.

Where the Borrower fails to timely repay the principal hereunder, the Lender is entitled to calculated and collect default interest against the due from the expiry date till the date on which the principal and interest are paid off.

3.

Shall the Borrower fails to use the Loan according to the purpose as stated in the Agreement, the Lender shall have rights to collect default interest against the misappropriated principal based on days of the misappropriation until the principal and interest are paid off.

4.	The Lender is entitled to collect compound interest against the outstanding interest according to the agreement until the interest is paid off.

Article III: Withdrawal

1.	Before the first withdrawal, the Borrower shall meet the requirements as follows, while the Lender has no obligation to confirm the authenticity of the files or the conditions:

	1.1.	The Borrower shall provide the withdrawal form (format in Appendix) and the fulfilled loan vouchers and corresponding files at the certain time and in the certain manner according to the Agreement;

	1.2.	The Agreement and the corresponding mortgage contract are signed and valid, the mortgage right has been established effectively;

1.3.

The Borrower shall provide the Lender authentic and valid business license, articles of the Company and the recently financial statement to the withdrawal date (including but not limited to the last year’s annual financial statement which was audited by CPA and the current financial statement);

1.4.

The Borrower shall provide the borrowing resolution of the Board of Directors, the General Meeting of shareholders or other institutions with the same authority, the authorized instrument in which the legal representative authorizes the authorized representative and the specimen signature of the authorized representative;

	1.5.	The Borrower opens basic deposit account, capital returns account and other account as agreement (if any) with the Lender;

	1.6.	The Borrower has fulfilled the obligations under the Agreement without any breach of the Agreement;

	1.7.	Any other files or conditions which the Lender requires timely.

2.

Before each withdrawal (except for the first withdrawal), the Borrower shall meet the requirements as follows, while the Lender has no obligation to confirm the authenticity of the files or the conditions:

	2.1.	The Borrower shall provide the withdrawal form (format in Appendix) and the fulfilled loan vouchers and corresponding files at the certain time and in the certain manner according to the Agreement;

	2.2.	The Borrower has fulfilled the obligations under the Agreement without any breach of the Agreement;

	2.3.	Any other files or conditions which the Lender requires timely.

3.	Withdrawal

3.1.

The Borrower shall withdraw the loan at one time or by installment according to the Agreement, the Borrower shall perform the withdrawal procedure before three bank’s business days of the withdrawal date;

3.2.

In case there is any needs to change the withdrawal date (e.g. delay), the Borrower shall get the approval of the Lender before three bank’s business days of the withdrawal date, and pay liquidated interest damages to the Lender. (Interest damages= interest of the delay period-interest on demand deposits over the same period);

3.3.

In case the Borrower needs to cancel all or part of the undrawn loan, he shall apply for that before three bank’s business days of the withdrawal date or the end of the withdrawal term, and get the approval of the Lender;

3.4.

In case the Borrower neither perform the withdrawal procedures nor apply for the delay, the Lender could inform the Borrower to perform the procedures in three business days; the Lender has the right to cancel overdue undrawn loan;

3.5.	Besides, the Lender shall have the right to refuse the withdrawal application of the Borrower and cancel all or part of the loan under the Agreement at any time before withdrawal.

Article IV: Account Opening and Management

1.

The Borrower shall opens basic deposit account and capital returns account with the Lender (please refer to part I of the Agreement), and other account as agreement (if any) with the Lender. The Borrower agrees that the Lender could have the right to monitor the accounts mentioned above.

2.	The basic deposit is used for the release and the repayment of the loan, interest of the capital in the account is in accordance with the demand deposit.

3.

The Borrower confirms that the capital returns account is the income account and the repayment reserve account under the agreement. The principal and interest of the loan under the Agreement shall be transferred from the capital return account. The income cash flow and the overall cash flow of the Borrower shall enter the capital returns account.

The Borrower ensures that the current balance in the capital returns account is no less than the repayment on each due day and in three days before. The Borrower agrees that when the current balance in the capital returns account is less than the repayment, the Lender shall have the right to limit or refuse the payment requirement under the capital returns account on each due day and in three days before, to make sure that the balance in the capital returns account is sufficient to cover the repayment.

The Lender shall have the right to monitor the capital returns account, in case there is any abnormal cash flow in the capital returns account, the Lender shall have the right to identify issues and take appropriate measures.

Article V: Payment Supervision

1.

The Borrower agrees that the Lender shall have the right to manage and control the payment of the loan capital through payment on behalf or/and independent payment, to monitor the loan capital to be used according to its purpose hereunder.

Payment on behalf represents that the Lender pay the trading partner of the Borrower corresponding to the purpose of the loan hereunder through the Borrower’s account, according to the Borrower’s withdrawal application and payment commission.

Independent payment represents that the Borrower pay the trading partner by himself corresponding to the purpose of the loan hereunder after the Lender release the loan capital to the Borrower’s account according to the Borrower’s withdrawal application.

2.

The Borrower agrees that when the Borrower and the Lender establish credit relationship for the first time and the credit situation of the Borrower is general, or when the single payment is more than the amount in clause stipulated above (please refer to part I), or other cases in which the Lender identify, the payment method shall be payment on behalf.

When the payment method is payment on behalf, the Lender shall have the right to check the compliance among the stipulated clause, payee, amount, business contract and other related materials. The Lender will pay through the Borrower’s account after that.

3.	The Borrower shall submit materials as follow (including but not limited) which required by the Lender when applying for the payment:

	3.1.	Documents in which prove the usage of the payment in accordance with the purpose of the loan as stated in the Agreement;

3.2.

Business contract and written documents in which reflect the payment obligations of the Borrower. In case that it is not necessary to sign a contract while the expense is inevitable, the Borrower shall submit the charge policy approved by related departments as evidence;

	3.3.	Corresponding invoice or receipt, as soon as possible after the payment if the Borrower cannot get it at the same time of that;

	3.4.	Valid and efficient payment instrument;

	3.5.	Other document which the Lender requires.

4.

The Borrower shall provide the withdrawal form (format in Appendix) before three business days of withdrawal date, and choose the payment method (payment on behalf or independent payment). The Borrower confirms that the Lender shall have the right to check the compliance of the related materials to the stipulated clauses, and the Lender shall have the right to decide the payment method.

5.

The Borrower shall report the payment regularly to the Lender in the method of independent payment. The Lender shall have the right to check whether the Borrower use the loan according to the purpose of the loan and method of the payment as stipulated through account analysis, vouching, on site investigation, etc.

6.	The Borrower confirms that the Lender shall have the right to deduct the transfer fee as actual amount when the Borrower transfer the loan;

7.

The Lender shall have the right to require the Borrower to provide additional withdrawal conditions and payment conditions, modify payment method or terminate or suspend the releasing or the payment of the loan, when it happens the following situations in the procedures of releasing and payment:

	7.1.	A drop in credit;

	7.2.	Aggravation of principle activities;

	7.3.	Abnormal usage of loan capital.

Article VI: Repayment

1.

The repayment shall be in time and sufficient in full of principal, interest and other costs in accordance with the repayment plan as stipulated in the Agreement. The Borrower hereby irrevocably authorizes the Lender the right to deduct the amount mentioned above from the account which the Borrower opens with the Lender at due date or other date stipulated in the Agreement.

2.

If the Borrower intends to make repayment in advance, he shall inform the Lender in written before ten bank business of the expected due day and get the consent in written from the Lender. The Borrower shall repay according to the interest rate and due day stipulated in the Agreement without the Lender’s consent in written. In case the Borrower make repayment in advance without the Lender’s consent in written, the Lender shall have the right to charge a one-time penalty (please refer to part one).

In the case where the Lender agrees repayment in advance, the loan is considered as early maturity. The Lender shall also have the right to charge a one-time penalty as stipulated in the Agreement (please refer to part one).

The interest shall be calculated according to the loan term and shall be repaid with the principal.

3.

In case where the Borrower fails to repay the principal in time as reasonable cause, he shall apply for extension before thirty bank business days of the due day as stipulated in the Agreement with necessary materials. If the loan is secured, collateral or warranty according to the Agreement, the Borrower shall also get the consent in written from the Guarantor, the Mortgagor or the Pledger. The Lender shall have the right to decide whether to approve the extension application at its own discretion, if the Borrower does not apply for the extension or does not get the Lender’s consent, the Loan shall transfer into overdue loan from the due date.

Article VII: Representations and Warranties

The Borrower hereby makes representations and warranties as follows, which accompany the signing of the Agreement, and maintain effective during the Agreement period.

1.

The Borrower is a separate legal body with all necessary legal capacity and the ability to perform the obligations under the Agreement in its own name, with which can bear civil liability independently.

2.

The Borrower has the right to sign the Agreement and has got all necessary authority and approval of the general meeting of shareholders, the board of directors and other related authority on signing the Agreement and performing the obligations under the Agreement. The provisions of the Agreement are the Borrower’s real intentions, which is legally binding to the Borrower.

3.

The signing and execution of the contract does not violate laws the borrower should abide by, or documents, decisions, rules of government agencies, nor conflict with the constitution of the borrower or any signed contracts, agreements or any other obligations.

4.	The Borrower guarantee that all financial statements that it delivers abide by the laws and regulations of PRC, and being a true, complete and fair reflection of the Borrower’s financial status.

5.	During the signing and execution of the agreement all documents and information about the Borrower and Guarantor provided are true, effective, accurate, complete with no omission.

6.	The Borrower guarantees to accomplish all accreditation and registration or other procedures to make the Agreement effective, and pay all relevant tax and expenses.

7.	There has been no major adverse changes on operation and finance of the Borrower since the issuance of the latest audited financial statements.

8.	The Borrower should strictly abide by the laws, and operate within the scope of the business license, and ensure a legal and consistent source of repayment.

9.	The Borrower should never waive any receivables due, or give its main asset for free or deal with its main asset in any inappropriate way.

10.	The Borrower guarantee that it has disclosed all important facts that influence the decision of the Lender on the loan.

11.

The Borrower confirms, that on the signing and during the execution of the Agreement, it is not behind payment, including but not limited of staff salary, medical and disability subsidy, pension costs and compensation.

12.	The Borrower guarantees its good credit, with no significant adverse record.

13.	The Borrower guarantees no circumstances or incidents that will result in major adverse effect of its ability of repayment.

Article VIII The Agreed Issues

The Borrower and the Lender agree as follows,

1.

The Borrower guarantee to operate according to law, and shall use the Loan according to its purpose of the Agreement, shall not occupy or misappropriate the Loan. The Borrower should provide financial documents according to the requirement of the Lender, including monthly and annual financial statements, and actively cooperate with the supervision of the Lender. The Borrower accepts any supervision at any time on the use of the Loan.

2.	The Borrower shall repay the principal and interest timely, according to the provisions of the Agreement, the application form, and loan voucher.

3.	If the Borrower is occurred any events that substantially affect its performance of repayment obligation, the Borrower shall provide other guarantees acknowledged by the Lender.

4.	The Borrower commits not to conduct the following without written consent from the Lender,

	(1)	Sell, give, rent, lend, transfer, mortgage, pledge or dispose all or part of its major assets,

	(2)	Contract, rent, merge, separation, share transfer, dismissing, liquidation or other actions that may influence the ability of repayment of the Borrower,

	(3)	Revise the article of association or other documents, changing the operation scope or principal activities,

	(4)	Provide guarantee that will have major adverse effect on the financial status or the ability to fulfill the Agreement,

	(5)	Repay other long term debt in advance,

	(6)	Sign contract or take obligations that will have major adverse effect on the financial status or the ability to fulfill the Agreement,

5.	The Borrower commits to inform the Lender immediately, and send written notice with company seal within five days since the following incidents occur,

	(1)	Any incidents that cause the representations and warrants of the Borrower in the Agreement to be untrue,

(2)

The Borrower or the controlling shareholder or the related person of the controlling shareholder, or directors, supervisor or senior management of the Borrower involved in litigation, arbitration or other coercive measures,

	(3)	Alternation of the legal representative, agent, person in charge, correspondence, company name, and office of the Borrower,

	(4)	Be applied for bankruptcy by other creditors or be rescinded by superior units,

	(5)	Other incidents that will have major adverse effect on the ability of the Borrower to fulfill the Agreement.

6.	The Borrower guarantees no prior repayments for other loans, and never sign any other agreements that will make the Agreement a subordinate contract or agreement.

7.

The Borrower should repay in the same currency. If the Borrower repay in another currency, the Borrower should calculate in the way described in “Transfer Agreement”, and expense incurred should be afforded by the Borrower. If the Guarantor repay in another currency, the Guarantor should calculate in the way described in “Transfer Agreement”, and expense incurred should be afforded by the Borrower.

8.

If the guarantee is occurred any change, the Borrower shall provide other guarantees acknowledged by the Lender. The change includes but is not limited to the off production, demission, business licenses cancelled or rescinded, applied bankruptcy, major change of operation or finance, involved in material litigation or arbitration, proceedings relating to legal representative, directors, monitors, major management, possibility of loss in value of the collateral, default behavior under the guarantee agreement, application for dismissal of the guarantee agreement, etc.

9.

The Lender is entitled to do on-site or off-site due diligence on the Borrower, in terms of the operational and financial status of the Borrower, the use of the Loan, and repayment. The Borrower is obliged to actively assist the due diligence and inspection of the Lender.

10.	The Lender is entitled to retrieve the Loan under the Agreement in advance, according to the funds withdrawal of the Borrower.

Article IX Transfer Agrreement

1.

The Borrower agree that, when any debt concerning the Loan of the Agreement is due, the Lender is entitled to directly deduct from the Borrower’s basic deposit account or capital return account in SPD to repay the debt. In case the balance of the basic deposit account or capital return account is not sufficient to repay the debt, the Lender is entitled to deduct from any other account of the Borrower’s in SPD and its branched.

2.	Unless regulated by government authorities, the sequence of transfer should be expenses, interest, and then principal.

3.	In case the transferred currency is different from the Loan, it should be dealt with as follows,

	(1)	In case the Loan is in Renminbi, the transferred amount should be converted into Renminbi to repay the interest and principal.

	(2)	In case the Loan is not in Renminbi, while the transferred amount is in Renminbi, the transferred amount should be converted into the Loan currency to repay the interest and principal.

	(3)	In case the Loan is not in Renminbi, nor is the transferred amount, the transferred amount should be converted into Renminbi, then convert into the Loan currency to repay the interest and principal.

All exchange rate mentioned above should refer to the exchange rate declared by the Lender.

Article X Proof of Creditor’s Rights

The Lender, according to its routine work rule, keeps accounting record of the operations concerning the Agreement to prove the amount of the Loan. The Borrower’s voucher of the Loan should be in accordance with the Lender’s accounting record.

Article XI Notification and Delivering

1.

Notifications which are sent to the other party of the Agreement shall be sent to the address as stated on the signature page of the Agreement until the address is modified with notification in written. When being delivered to the address mentioned above, notifications shall be deemed arriving at the date as follows: Seven bank business days after sending via mail; the date on which receiver signed by personally delivering; the delivering date on which email or fax is sent. However, all notifications, requirements, or other communications which are sent or delivered to the Lender shall be deemed as received after the Lender actually received that. All notifications which are sent to the Lender via fax or email shall need to be confirmed by the original documents with official seal sending to the Lender.

2.

The Borrower agrees that any summons or notification in the proceeding against him can be deemed as received after delivering to the address as stated on the signature page of the Agreement. The modifying of the address cannot be effective until notifying the Lender in advance.

Article XII Validity, Terminating and Modifying

1.

The Agreement shall come into effect upon both Parties’ official seal and signature of the legal representative or authorized representative. The Agreement shall terminate after all the debt being settled.

2.	Neither Party can modify or early release the Agreement on his authority. The Agreement can be modified or early released after both Parties’ consensus and agreement in written.

Article XIII Breach of Agreement and corresponding disposing

1.	Breach of the Agreement

The following situations shall constitute the Borrower’s breach of the Agreement:

(1)

There is any incorrect, misleading, invalidation or dissolution in any representation, warranty, notification, authority, approval, consent, certification or other document which corresponding the Agreement.

	(2)	The Borrower has violated “other matters agreed by both parties” in Part I (if any), or any provision in Article XIII in Part II.

	(3)	There is any other significant breach of the Borrower, including but not limited that breach of any other loan agreement.

	(4)	The Borrower’s investors transfer capital, assets or shares unauthorized.

	(5)	The Guarantor has no ability or will no longer have ability to serve as a guarantor for the loan, or there is any breach of guarantee contract.

(6)	Cessation, off-production, out-of-business, suspending, restructuring, liquidation, taken over, dissolution, revoking or cancellation the business license, or bankruptcy.

(7)

The Borrower or the Guarantor’s financial situation has deteriorated with serious operating difficulties, or there is any situation or event which will have a significant adverse impact on the normal business, financial situation or solvency ability.

(8)

The Borrower, its controlling shareholder, actual controller or their associate involve in significant litigation, arbitration, or its significant assets are seized, distressed, frozen, taken to enforce or any other measure with the same effect, or its legal representative/controller, director, supervisor, or managing officer involve in significant litigation, arbitration or other enforcement measures which will have a significant adverse impact on solvency ability of the Borrower.

(9)	The Borrower fail to use the Loan according to the purpose or fail to pay the capital in the method as stated in the Agreement.

(10)	The information listed in documents of application for the Loan is mendacious or untruth.

(11)	Non-compliance or exceeding with the financial indicators as stated in the Agreement.

(12)	Abnormal cash flow in basic deposit account or capital returns account.

(13)	Other violation of the Agreement which could prevent from the normal executing of the Agreement or prejudice the legitimate interests of the Lender.

2.	Corresponding disposing

	(1)	In case one or more of the provisions mentioned above occurs, the Lender may be appropriate to take one or more measures as follows:

		i.	Require the Borrower to make correction by the deadline.

		ii.	Cancel the unused amount of the Loan; cease releasing and payment of the unused loan.

iii.

Announce the early termination of part or the entire Loan; ask the Borrower to repay part or all of the principal and the interest; recover the Loan from the Borrower and the Guarantor in various method immediately.

		iv.	Collect default interest and compounding interest against the due or misappropriated principal.

		v.	Deduct from the Borrower’s any account with SPD Bank directly.

		vi.	Require the Borrower to provide additional conditions of releasing and payment of the Loan, or modify the payment method.

		vii.	Require the Borrower to provide additional security which can be approved by the Lender.

		viii.	Other necessary method prescribed by laws.

(2)

Besides, the Lender can also ask the Borrower to bear default responsibilities and pay for liquidated damages (please refer to Part I). If the penalty is insufficient to cover the losses suffered by the lender, the borrower shall pay all losses suffered by the lender.

(3)

The Borrower shall bear the attorney’s fee, transportation and other expense to realize payment of the indebtedness if the Borrower’s breach of agreement results in the Lender’s adoption of lawsuit or arbitration to obtain the payment of the indebtedness.

Article XIV Other Issues

1.	Definition

	(1)	All Claims includes the principal, the interest, the liquidated damages and any other expense to realize the creditor’s right.

	(2)	The Interest includes the interest, default interest and compounding interest.

	(3)	Bank business day represents the Lender’s public business day, excluding Saturday, Sunday and legal holidays.

2.	Applicable laws

The Agreement applies to the PRC laws (excluding Hong Kong, Macau and Taiwan laws hereby).

3.	Solution of Disputes

Any dispute arising from the performance of the Agreement shall be solved through the Parties’ negotiation; in case no agreement is reached, the dispute shall be submitted to the Lender’s local court for litigation. During the lawsuit period, the articles hereunder without dispute shall be implemented.

4.	Miscellaneous

(1)

In case any outstanding issues need to be added, the both Parties can arrange and state in Part I of the Agreement, or achieve a written agreement as an appendix of the Agreement. The appendix of the Agreement (please refer to Part I) is an integral part of the Agreement which has the same legal effect as the body of the Agreement.

(2)

During the valid period of the Agreement, any extending or delayed action which the Lender takes towards the breach of the Borrower shall neither damage, affect or limit the Lender’s rights or interest as the creditor by laws and the Agreement, nor recognize as the approval of breach of the Agreement. Moreover, it cannot be recognized as the renunciation of the rights to take actions towards the Borrower’s breach of the Agreement at present or in future.

(3)

Invalidity of any provision of the Agreement does not affect the validity of other provisions. In case the Agreement is invalid for whatever reason, the Borrower shall still take responsibility to repay the entire outstanding debt under the Agreement. If it happens, the Lender shall have the right to terminate the Agreement and recover the entire debt from the Borrower under the Agreement immediately.

(4)

The Lender shall have the right to transfer the entire or part of rights and/or obligations under the Agreement, in this case, the transferee shall have the same rights/or take the same responsibilities towards the Borrower as one party of the Agreement. The Borrower shall take responsibilities towards the transferee under the Agreement after getting the notification of the transfer.

	(5)	Unless specified statement in the Agreement, the related items in the Appendix have the same meaning with which in the body of the Agreement.

	(6)	The titles of the Agreement are used for the convenience of understanding and cannot be recognized as the basis of the content below.

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The Agreement is signed at July, 20th, 2010 by the Borrower and the Lender. The Borrower confirms that the both parties have conducted a detailed description and discussion about all provisions of the Agreement while signing; the both parties have no doubt with all provisions of the Agreement and have a complete and accurate understanding to the legal implication of the rights, obligations and liabilities’ limitation and exclusion.

The Borrower (seal): Henan Kaifeng Desheng Boiler Co., Ltd,

Legal representative or authorized representative (seal or signature): Honghai Zhang

The Lender (seal): Shanghai Pudong Development Bank, Zhengzhou Branch,

Legal representative or authorized representative (seal or signature): Wenqian Yang

Appendix

<Loan Agreement> corresponding withdrawal form

Shanghai Pudong Development Bank, Zhengzhou Branch

As we both signed a loan agreement (No.:76012010281193) at July, 20th, 2010, we want to apply for the first withdrawal according to the withdrawal plan stated at the Agreement, with the amount of Renminbi twenty million Yuan.

According to the Agreement, the amount shall be paid to the account named Henan Kaifeng Desheng Boiler Co., Ltd, which the Borrower opens with the Lender, the account number is 76140154500000593.

We confirm hereby that there is no event or situation which can be breach of the Agreement by the delivering date of the application. We further confirm that all the representations and warranties stipulated in the Agreement have been performed as stated and all the applicable prerequisites stipulated in the Agreement have been fulfilled.

We apply for the payment of loan capital in the method as follows:

Payment on behalf:

(1)	We have provide the materials stipulated in the Agreement as follows:

Business contract and written documents in which reflect the payment obligations of the Borrower and prove the usage of the payment in accordance with the purpose of the loan as stated in the Agreement;

(2)

Please kindly transfer the amount into the trading partner’s account with the amount of Renminbi twenty million Yuan at July, 20th , 2010 after investigation and approval as stipulated in the Agreement.

We confirm hereby that the payment method can follow your investigation and confirmation; you shall have the right to check and modulate the payment method.

Please kindly approve.

Applicant:	(seal): Henan Kaifeng Desheng Boiler Co., Ltd,

Legal representative or authorized representative:

(Signature or seal): Honghai Zhang

July, 20th, 2010